EXHIBIT 10.3
INSULET CORPORATION
2025 STOCK OPTION AND INCENTIVE PLAN
PERFORMANCE STOCK UNIT AGREEMENT
Name of Grantee:             «First__Name» «Last__Name»
Number of Restricted Stock Units
Granted:                 ____«Units_Granted»_____(the “Target Award”)
Grant Date:                 «Grant__Date»
Pursuant to the Insulet Corporation 2025 Stock Option and Incentive Plan (the “Plan”), Insulet Corporation (the “Company”) hereby grants an award under Section 10 of the Plan of the target number of Restricted Stock Units listed above (an “Award”) to the Grantee. Each Restricted Stock Unit shall relate to one share of Company common stock, par value $0.001 per share (the “Stock”), subject to the restrictions and conditions set forth herein and in the Plan. The actual number of Restricted Stock Units to be earned by the Grantee, if any, may be more or less than the target number. This Award is governed by this Performance Stock Unit Agreement, including Appendix A and Appendix B attached hereto (this “Agreement”) and the Plan.
1.Acceptance of Award. The Grantee shall have no rights with respect to this Award unless the Grantee accepts this Award.
2.Restrictions on Transfer of Award. The Grantee may not sell, transfer, pledge, assign or otherwise encumber or dispose of this Award, and any shares of Stock issuable with respect to this Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested pursuant to the terms of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of this Agreement.
3.Vesting of Restricted Stock Units. The Restricted Stock Units covered by this Agreement are subject to performance-based vesting as described in Appendix A, which must be satisfied before the Restricted Stock Units become vested. The number of Restricted Stock Units that may be earned in accordance with this Agreement, if any, may be more or less than the Target Award. In no event will the number of Restricted Stock Units that become vested hereunder exceed 250% of the Target Award.
4.Termination of Service Relationship. If the Grantee’s Service Relationship (as defined in Appendix A) with the Company or a Subsidiary is terminated prior to the vesting or termination of this Award, the following shall occur:
(a)Termination Due to Death or Disability. If the Grantee’s Service Relationship terminates by reason of the Grantee’s death or Disability on or prior to the last day of the Performance Period (as defined in Appendix A), 100% of the Target Award shall be deemed earned by the Grantee and shall become fully vested on the date of such termination. If the Grantee’s Service Relationship terminates by reason of the Grantee’s death or Disability after the last day of the Performance Period (as defined in Appendix A), the number of Restricted Stock Units earned by the Grantee shall be determined in accordance with the terms of Appendix A and the full amount of the Award so earned shall become fully vested and nonforfeitable on the later of the date of such termination or the Determination Date (as defined in Appendix A).
(b)Termination in Connection with a Change in Control. Notwithstanding the provisions of Section 4(b) above, if, within 24 months after a Change in Control, the Company terminates the Grantee’s Service Relationship without Cause or the Grantee terminates the Grantee’s Service Relationship for Good Reason (such termination is referred to herein as a “Qualifying Termination”), this Award shall vest as follows: (i) if the Qualifying Termination occurs on or before the last day of the Performance Period (as defined in Appendix A), 100% of the Target Award shall be deemed earned by the Grantee and shall become fully vested and nonforfeitable as of the date of the Qualifying Termination; and (ii) if the Qualifying Termination occurs after the last day of the Performance Period (as defined in Appendix A), the number of Restricted Stock Units earned by the Grantee shall be determined in accordance with the terms of Appendix A and the full amount of the Award earned shall become fully vested and nonforfeitable as of the later of the date of the Qualifying Termination or the Determination Date.
For purposes of this Agreement, “Good Reason” shall mean that the Grantee has complied with the Good Reason Process (hereinafter defined) following the occurrence of any of the following events, without the Grantee's consent: (i) a material diminution in the Grantee’s responsibilities, authority or duties; or (ii) a material reduction in the Grantee’s then current base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees; or (iii) the relocation of the Company offices at which the Grantee is principally employed to a location more than fifty (50) miles from such offices. For purposes of clause (i) of the foregoing sentence, a change in a reporting relationship, or a change in a title will not, by itself, be sufficient to constitute a material diminution of responsibilities, authority or duty. For purposes of this Agreement, “Good Reason Process” shall mean: (A) the Grantee reasonably determines in good faith that a circumstance described in clause (i), (ii) or (iii) of the definition of Good Reason has occurred; (B) the Grantee notifies the Company in writing of the occurrence of such circumstance within thirty (30) calendar days of the occurrence of such circumstance; (C) the Grantee cooperates in good faith with the Company’s efforts, for a period of thirty (30) calendar days following such notice (the “Cure Period”), to remedy such circumstance; (D) notwithstanding such efforts, such circumstance continues to exist following the Cure Period; and (E) the Grantee terminates the Grantee’s Service Relationship within thirty (30) calendar days after the end of the Cure Period. If, during the Cure Period, the Company cures the circumstance that gives rise to the Good Reason Process, Good Reason shall be deemed not to have occurred.
(c)Retirement. Notwithstanding the foregoing, to the extent permitted under Applicable Laws, upon the Grantee’s Retirement (as defined below), a pro-rata amount (based on the number of days the Grantee was employed during the Performance Period) of the Restricted Stock Units shall vest on the last day of the Performance Period, subject to achievement of the performance targets set forth in Appendix A hereto (i.e., based on the Company’s actual performance). For purposes of this Agreement, the term “Retirement” shall mean a Grantee’s termination of Service, other than by the Company for Cause, on or after such time as the sum of the Grantee’s age and number of years of continuous Service equals sixty-five (65), provided that at the time of termination, the Grantee is at least fifty-five (55) years of age and has completed at least five (5) years of continuous Service.
To the extent that a court or tribunal of competent jurisdiction determines that this Section 4(c) is invalid or unenforceable, in whole or in part, due to relevant age discrimination rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the extent necessary to make it valid and enforceable to the full extent permitted under local law.
(d)Other Terminations. If the Grantee’s Service Relationship terminates for any reason other than as set forth in Section 4(a), 4(b) or 4(c) or in the Plan, the entire Award shall automatically and without notice terminate, be forfeited and be and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Stock Units.
(e)Unless otherwise provided in this Agreement or in the Plan, for purposes of the Award, a termination of the Grantee’s Service Relationship will be deemed to have occurred as of the date the Grantee is no longer providing active services to the Company or any of its Subsidiaries or Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or otherwise rendering services, or the terms of the Grantee’s employment or service agreement, if any) and will not be extended by any notice 3eperiod (e.g., the Grantee’s Service Relationship will not include any contractual notice period or period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Grantee is employed or otherwise rendering services or the terms of the Grantee’s employment or service agreement, if any). The Committee shall have exclusive discretion to determine when the Grantee’s Service Relationship terminates for purposes of this Award (including when the Grantee is no longer considered to be providing Service while on a leave of absence).
5.Issuance of Shares of Stock. As soon as practicable following the earlier of the Determination Date or the date the Restricted Stock Units become vested in accordance with Section 4(a), 4(b) or 4(c) (but in no event later than two and one half months after the end of the year in which the earliest of such dates occurs), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units earned by the Grantee that have vested pursuant to the terms of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares, including voting and dividend rights (if applicable), and such shares of Stock shall not be restricted by the provisions hereof.
6.Incorporation of Plan. The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan and have the meaning set forth in the Plan. This Agreement and the Plan constitute the entire understanding between the Grantee and the Company regarding the Restricted Stock Units covered by this

Agreement. Any prior agreements, commitments, or negotiations concerning the Restricted Stock Units covered by this Agreement are replaced and superseded; provided, however, that if this Agreement or the Plan provide a level of benefits with respect to the Restricted Stock Units covered by this Agreement that differs from the level of benefits provided under the Insulet Corporation Amended and Restated Executive Severance Plan or the Insulet Corporation Severance Plan, in each case, as amended, then the terms of the plan that provides for the more favorable benefit to the Grantee shall govern.
7.Tax Withholding. Regardless of any action taken by the Company or, if different, the Affiliate or Subsidiary that is Grantee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (the “Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Grantee further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including but not limited to, the grant or vesting of the Restricted Stock Units, the issuance of shares of Stock upon vesting of the Restricted Stock Units, the subsequent sale of shares of Stock acquired pursuant to such vesting or the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the Award or any aspect of the Plan to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
In connection with any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. To satisfy any withholding obligations of the Company and/or the Employer with respect to Tax-Related Items, the Grantee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one (or a combination) of the following:
(a)withholding from the Grantee’s wages or other cash compensation paid by the Company or the Employer;
(b)withholding from proceeds of the sale of shares of Stock acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent);
(c)requiring the Grantee to tender a cash payment to the Company or the Employer in the amount of the Tax-Related Items; and/or
(d)withholding shares of Stock otherwise deliverable upon settlement of the Restricted Stock Units.

Notwithstanding the foregoing if the Grantee is subject to Section 16 of the Exchange Act, the Company will withhold shares of Stock to satisfy any applicable Tax-Related Items withholding upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is not feasible under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by one or a combination of methods (a), (b) and (c) above or as otherwise approved by the Committee.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering minimum statutory withholding amounts or other withholding rates, including maximum applicable rates in the Grantee’s jurisdiction(s). In the event of over-withholding, the Grantee may receive a refund over any over-withheld amount in cash (with no entitlement to the equivalent in shares of Stock), or, if not refunded, the Grantee may seek a refund from the applicable tax authorities. In the event of under-withholding, the Grantee may be required to pay additional Tax-Related Items directly to the applicable tax authorities or to the Company or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee will be deemed to have been issued the full number of shares of Stock subject to the Restricted Stock Units, notwithstanding that a number of shares of Stock are held back solely for the purpose of satisfying the Tax-Related Items.
Finally, the Grantee agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Grantee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue and/or deliver shares of Stock or proceeds from the sale of shares of Stock, if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.
8.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Code Section 409A as “short-term deferrals” as described in Code Section 409A.
9.Nature of Grant. In accepting the Award, the Grantee understands and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and the Company may amend, modify, suspend or terminate the Plan at any time, to the extent permitted by the Plan; (b) the Plan is operated and the Restricted Stock Units are granted solely by the Company, and only the Company is a party to this Agreement; accordingly, any rights the Grantee may have under this Agreement, including related to the Restricted Stock Unit, may be raised only against the Company and not any Subsidiary or Affiliate (including, but not limited to, the Employer); (c) the grant of Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past; (d) all decisions with respect to future Restricted Stock Units or other grants, if any, will be at the sole discretion of the Company; (e) this Agreement does not give the Grantee the right to remain retained or employed by the Company or Employer in any capacity; (f) the Company and the Grantee’s Employer (or any of their Subsidiaries or Affiliates) reserve the right to terminate the Grantee’s Service Relationship at any time and for any reason, in accordance with Applicable

Laws; (g) if the Grantee is not providing Service to the Company or Employer, the Award grant does not establish an employment or other Service Relationship with the Company; (h) the Grantee is voluntarily participating in the Plan; (i) the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not intended to replace any pension rights or compensation; (j) the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for purposes of, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments; (k) the future value of the shares of Stock subject to the Restricted Stock Units is unknown, indeterminable, and cannot be predicted with certainty; (l) no claim or entitlement to compensation or damages shall arise from the forfeiture of the Restricted Stock Units or recovery by the Company of any shares of Stock resulting from the (i) termination of the Grantee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Grantee is employed or otherwise rendering services, or the terms of the Grantee’s employment or service agreement, if any) and/or (ii) the application of any recoupment, recovery or clawback policy, as described in Section 23 of this Agreement; (m) unless otherwise agreed with the Company, the Award and shares of Stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any Service the Grantee may provide as a director of any Subsidiary or Affiliate; (n) unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Stock; and (o) the following provisions shall be applicable only to employees outside the United States: (i) the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation for any purpose; and (ii) neither the Company, the Employer, nor any other Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the U.S. Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Grantee upon vesting or the subsequent sale of shares of Stock acquired under the Plan.
10.Compliance with Law. Notwithstanding any other provision in the Plan or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to issue any shares of Stock to the Grantee prior to the completion of any registration or qualification of the shares of Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any other state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of shares of Stock. Further, the Grantee agrees that the Company shall have unilateral authority to amend this Agreement to the extent necessary to comply with securities or other laws applicable to the issuance of shares of Stock.
11.Data Privacy.
(a)Data Collection and Usage. The Company and any Subsidiaries or Affiliates, including the Employer, may collect, process and use certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, email address, date of birth, social security, social insurance, passport or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company or any of its Subsidiaries or Affiliates, details of all awards or any other entitlement to shares of Stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data by the Company and the third-party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under the Agreement and the Company’s legitimate business interest of managing the Plan and generally administering the Awards.
California residents please note, the categories of personal information, including sensitive personal information, are (i) identifiers, (ii) characteristics of protected classifications under California or federal law, (iii) professional or employment related information, (iv) social security, driver’s license, state identification card, or passport number, and (v) any personal information that identifies, relates to, describes, or is capable of being associated with a particular individual. The personal information is not sold or shared for cross-context behavioral advertising. The California Consumer Privacy Act Policy is available at Insulet's California Privacy Policy(1).
(1) https://www.omnipod.com/privacy-policy/california-privacy-rights
(b)Plan Administration Service Providers. The Company transfers Data to Fidelity Stock Plan Services, LLC (“Fidelity”), an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. The Grantee acknowledges and understands that Fidelity will open an account for the Grantee to receive and trade shares of Stock acquired under the Plan and that the Grantee will be asked to agree on separate terms and data processing practices with Fidelity, with such agreement being a condition to the ability to participate in the Plan. The legal basis for the transfer of Data by the Company to Fidelity is the Grantee’s consent. As a result, in the absence of appropriate safeguards such as standard data protection clauses, the processing of the Grantee’s Data in the United States or, as the case may be, other countries, may not be subject to substantive data processing principles or supervision by data protection authorities. In addition, the Grantee may not have enforceable rights regarding the processing of Data in such countries. The Company provides appropriate safeguards for protecting Data that it receives in the United States through its adherence to data transfer agreements entered into between the Company and its Subsidiaries and Affiliates within the EU and other non-U.S. jurisdictions.
(c)International Data Transfers. The Company and its service providers are based in the United States. The Grantee’s country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is the Grantee’s consent.
(d)Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax and securities laws.
(e)Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary, and the Grantee is providing the consents herein on a purely voluntary basis. The Grantee understands that he or she may withdraw the consent at any time with future effect for any or no reason. If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, the Grantee’s salary from or employment and career with the Employer will not be affected; the only consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to the Grantee or administer or maintain the Grantee’s participation in the Plan.
(f)Data Subject Rights. The Grantee may have a number of rights under data privacy laws in the Grantee’s jurisdiction. Depending on where the Grantee is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Grantee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Grantee can contact his or her local human resources representative.
(g)Alternative Basis for Data Processing/Transfer. The Grantee understands that in the future, the Company may rely on a different legal basis for the processing and/or transfer of Data and/or request that the Grantee provide another data privacy consent form. Upon request of the Company or the Employer, the Grantee agrees to provide an executed data privacy consent form (or any other agreements or consents) that the Company and/or the Employer may deem necessary to obtain from the Grantee for the purpose of administering the Grantee’s participation in the Plan in compliance with the data privacy laws in the Grantee’s country, either now or in the future. The Grantee understands and agree that the Grantee will not be able to participate in the Plan if the Grantee fails to provide any such consent or agreement requested by the Company and/or the Employer.
12.Appendices. Appendix A and Appendix B (collectively, the “Appendices”) are an integral part of this Agreement and any reference herein to this Agreement include the Appendices in such reference. Notwithstanding any other provision in this Agreement, the Award will be subject to any special terms and conditions set forth in Appendix B that are or may be applicable to the Grantee because of Grantee’s work location and/or place of residence. Moreover, if the Grantee relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to the Grantee, to the extent that the Company determines that application of such terms and conditions is necessary or advisable for legal or administrative reasons.

13.Insider Trading/Market Abuse Laws. The Grantee may be subject to insider trading restrictions and/or market abuse laws, in applicable jurisdictions, including but not limited to the United States, the Grantee’s country and any stock plan service provider’s country, which may affect the Grantee’s ability, directly or indirectly, to purchase or sell, or attempt to sell or otherwise dispose of shares of Stock, rights to shares of Stock (e.g., Restricted Stock Units) or rights linked to the value of shares of Stock during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction).  Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before possessing inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis), and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  It is the Grantee’s responsibility to comply with any applicable restrictions and he or she should consult with his or her personal legal advisor on this matter.
14.Language. The Grantee acknowledges that he or she is sufficiently proficient in English or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement, or any other document(s) related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control, unless otherwise explicitly required by Applicable Laws.
15.Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan and on any shares of Stock acquired under the Plan, if the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
16.Foreign Asset/Account Reporting Requirements. The Grantee acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold shares of Stock or cash received from participating in the Plan (including from any dividends paid on shares of Stock) in a brokerage or bank account outside the Grantee’s country. The Grantee may be required to report such accounts, assets or related transactions to the tax or other authorities in his or her country. The Grantee also may be required to repatriate sale proceeds or other funds received as a result of his or her participation in the Plan to his or her country within a certain time after receipt. The Grantee acknowledges that it is his or her responsibility to comply with such regulations, and the Grantee should speak to his or her personal legal advisor on this matter.
17.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the acquisition or sale of shares of Stock. The Grantee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
18.Governing Law; Venue. This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the Grantee hereby submits to and consents to the sole and exclusive jurisdiction of the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, and no other courts, where this grant is made and/or to be performed.
19.Severability. The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.
20.Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other participant.
21.Electronic Delivery. By accepting the Award, the Grantee consents to receive documents related to the Award by electronic delivery and, if requested, agrees to participate in the Plan through an on-line electronic system established and maintained by the Company or another third party designated by the Company. The Grantee’s consent shall remain in effect through the term of his or her Service Relationship and thereafter until he or she withdraws such consent in writing to the Company.
22.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
23.Clawback. The Grantee agrees and acknowledges that the entire Award, whether or not vested or settled and the shares of Stock that may be issued hereunder (including the proceeds from any sale of such shares of such Stock), are subject to mandatory repayment by the Grantee to the Company under the Company’s Compensation Recoupment Policy, to the extent applicable, as well as under any other Company “clawback” or recoupment policy or in the event that Applicable Law requires repayment by the Grantee of any compensation paid by the Company or the Employer to the Grantee.
In order to satisfy any recoupment obligation arising under any clawback or compensation recovery policy that the Company adopts or otherwise under Applicable Laws, the Grantee expressly and explicitly authorizes the Company to issue instructions, on the Grantee’s behalf, to Fidelity or any other brokerage firm or stock plan service provider engaged by the Company to hold any shares of Stock or other amounts acquired pursuant to the Award to re-convey, transfer or otherwise return such shares of Stock and/or other amounts to the Company upon the Company’s enforcement of any clawback or compensation recovery policy.

Without limiting the foregoing, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws and the Grantee knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct, or was grossly negligent in failing to prevent the misconduct, the Grantee shall reimburse the Company the amount of any payment in settlement of the Award earned or accrued during the twelve (12)-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that contained such material noncompliance.
No recovery of compensation under this Section 23 will be an event giving rise to a right to resign for Good Reason or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between the Grantee and the Company or any Subsidiary.

By electronically accepting this Agreement, Grantee agrees to all of the terms and conditions described in this Agreement and in the Plan.
______________________________
Grantee Name
Grantee Acceptance Date

APPENDIX A
TO THE
PERFORMANCE STOCK UNIT AGREEMENT
UNDER THE INSULET CORPORATION
2025 STOCK OPTION AND INCENTIVE PLAN
Performance Stock Unit Agreement Vesting Requirements
FY25-FY27 Performance Period
This Appendix A describes the vesting requirements for Restricted Stock Units awarded under this Agreement for the FY25-FY27 Performance Period (January 1, 2025 through December 31, 2027, which shall be the “Performance Period”).
The number of Restricted Stock Units that vest pursuant to this Award, if any, shall be determined on the date the Committee makes a determination regarding the achievement of the performance metrics set forth in Sections 1 and 2 below and the impact of the modifier set forth in Section 3 below (the “Determination Date”), provided that the Grantee continues to have a Service Relationship with the Company or a Subsidiary or Affiliate on such date or the Retirement provisions of Section 4(b) of this Agreement apply, and provided further that the achievement of either such performance metric in Sections 1 or 2 below, and the number of Restricted Stock Units earned by the Grantee based on the achievement of such performance metric, will be determined independently of, and will not affect the number of Restricted Stock Units earned by the Grantee based on the achievement of the other performance metric, in each case subject to adjustment by application of the modifier in Section 3 below. For purposes hereof, “Service Relationship” means any relationship as a full-time employee, part-time employee or director of the Company or any Subsidiary or Affiliate or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Non-Employee Director). The determination of whether each performance metric has been achieved and the impact of the modifier shall be made by the Committee. The Committee shall review the Company’s financial statements and stock performance for the three-year period ending December 31, 2027, promptly after the completion of the financial statements, but in no event later than March 15, 2028, to determine whether and to what extent the performance metrics set forth in Sections 1 and 2 of this Appendix A have been achieved, and the impact of the modifier in Section 3.
1.    Adjusted Revenue Metric. The number of Restricted Stock Units earned by the Grantee as a result of the achievement of the performance metric set forth in the table below shall be determined as described in the table below. In no event will the number of Restricted Stock Units earned as a result of the achievement of the performance metric set forth in the table below exceed 200% of the Revenue-Linked Target Portion (the “Maximum Revenue-Linked Award”). For purposes hereof, “Revenue-Linked Target Portion” means seventy percent (70%) of the Target Award.

Aggregate Adjusted Revenue for the Fiscal Years Ending December 31, 2025, December 31, 2026 and December 31, 2027	Number of Restricted Stock Units*
Less than $8,320M	0
$8,320M (Threshold)	50% of the Revenue-Linked Target Portion (the “Revenue-Linked Threshold Award”)
$8,889M (Target)	100% of the Revenue-Linked Target Portion
$9,287M (Maximum) or more	200% of the Revenue-Linked Target Portion

* The number of Restricted Stock Units that vest for performance between threshold and target, and between target and maximum is determined by linear interpolation.
2.    Adjusted EBIT Metric. The number of Restricted Stock Units earned by the Grantee as a result of the achievement of the performance metric set forth in the table below shall be determined as described in the table below. In no event will the number of Restricted Stock Units earned as a result of the achievement of the performance metric set forth in the table below exceed 200% of the EBIT-Linked Target Portion (the “Maximum EBIT-Linked Award”). For purposes hereof, “EBIT-Linked Target Portion” means thirty percent (30%) of the Target Award.

Aggregate Adjusted EBIT for the Fiscal Years Ending December 31, 2025, December 31, 2026 and December 31, 2027	Number of Restricted Stock Units*
Less than $1,411M	0
$1,411M (Threshold)	50% of the EBIT-Linked Target Portion (the “EBIT-Linked Threshold Award”)
$1,583M (Target)	100% of the EBIT-Linked Target Portion
$1,694M (Maximum) or more	200% of the EBIT-Linked Target Portion

* The number of Restricted Stock Units that vest for performance between threshold and target, and between target and maximum is determined by linear interpolation.

3.    Relative Total Shareholder Return (“TSR”) Modifier. The aggregate number of Restricted Stock Units earned by the Grantee based on the Adjusted Revenue Metric and the Adjusted EBIT Metric shall be modified as follows:
(a)Greater than 75th Percentile. If the Company’s Relative TSR is greater than the 75th percentile, then the number of Restricted Stock Units earned shall be increased by 1% to 25%, calculated using linear interpolation (starting with an increase of 1% at the 76th percentile).
(b)26th to 75th Percentile. If the Company’s Relative TSR is in the 26th to 75th percentile, there shall be no modification to the number of Restricted Stock Units earned.
(c)Less than 26th Percentile. If the Company’s Relative TSR is below the 26th percentile, then the number of Restricted Stock Units earned shall be decreased by 1% to 25%, calculated using linear interpolation (starting with a decrease of 1% at the 25th percentile).
4.    Definitions. For purposes of this Agreement, the following definitions shall apply:
(a)“Adjusted EBIT” means annual operating profit as reported in the Company’s publicly filed financial statements, adjusted pursuant to the Calculation Methodology.
(b)“Adjusted Revenue” means annual revenue as reported in the Company’s publicly filed financial statements, adjusted pursuant to the Calculation Methodology.
(c)“Aggregate Adjusted EBIT” means cumulative Adjusted EBIT for the three-year Performance Period.
(d)“Aggregate Adjusted Revenue” means cumulative Adjusted Revenue for the three-year Performance Period.
(e)“Calculation Methodology” means that, for purposes of calculating Adjusted Revenue, Aggregate Adjusted Revenue, Adjusted EBIT and Aggregate Adjusted EBIT, the following shall be excluded:
1.Variances attributable to fluctuations in foreign exchange rates (i.e., constant currency basis);
2.The impact of mergers and acquisitions;
3.Changes in accounting policies and accounting reclassifications;
4.Significant and/or extraordinary items that are not indicative of core operating performance; items identified as non-GAAP in the Company’s quarterly earnings announcements; and other discrete items that may result in unintended gain or loss; provided, however, that the Committee shall review and approve the exclusion of any of such items.
(f)“Cumulative TSR” shall mean, for the Company and each of the other companies in the Performance Benchmark Group, the cumulative total shareholder return over the three-year Performance Period, as determined in accordance with the TSR Calculation.

(g)“Performance Benchmark Group” shall mean the companies included in the S&P Healthcare Equipment Index on January 1, 2025, except that any company that has been acquired, declared bankrupt, or otherwise delisted during the Performance Period shall be excluded from the TSR Calculation.
(h)“TSR Calculation” shall mean the calculation of the Cumulative TSR for the Company and each of the other companies in the Performance Benchmark Group, for purposes of which total shareholder return shall be determined by reference to the average closing price of a share of common stock over the 30 trading days (i) prior to the beginning of the Performance Period (November 18, 2024 to December 31, 2024) and (ii) prior to the end of the Performance Period (November 18, 2027 to December 31, 2027), and by assuming reinvestment of any dividends declared on such common stock in respect of ex-dividend dates occurring during the Performance Period, subject to such equitable adjustments as the Committee determines appropriate, in its sole discretion, to reflect stock splits, reverse stock splits, stock dividends, other extraordinary transactions or other changes in the capital structure of the company, as applicable.
(i)“Relative TSR” shall mean the discrete percentile rank of the Company’s Cumulative TSR as compared to (and included in) a ranking of the Cumulative TSRs of all members of the Performance Benchmark Group at the end of the Performance Period.
5.    Effect of Failure to Achieve Threshold Performance Metrics. For the avoidance of doubt, in the event the Administrator determines both that the Company’s Aggregate Adjusted Revenue for the Performance Period is less than the threshold amount listed above and that the Company’s Aggregate Adjusted EBIT for the Performance Period is less than the threshold amount listed above, no portion of this Award shall be earned by the Grantee and the entire Award shall automatically and without notice terminate, be forfeited and become null and void, and neither the Grantee nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such forfeited Restricted Stock Units.

APPENDIX B
TO THE
PERFORMANCE STOCK UNIT AGREEMENT
UNDER THE INSULET CORPORATION
2025 STOCK OPTION AND INCENTIVE PLAN
Capitalized terms used but not defined in this Appendix B have the meanings set forth herein or in the Plan.
Terms and Conditions
This Appendix B includes additional terms and conditions that govern this Award if the Grantee resides and/or works in one of the countries listed herein. If the Grantee is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers employment and/or residency to another country after receiving the grant of Restricted Stock Units, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions herein will apply to the Grantee.
Notifications
This Appendix B also includes information regarding taxes and certain other issues of which the Grantee should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, income tax and other laws in effect in the respective countries as of January 2025. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Grantee vests in the Restricted Stock Units or sell shares of Stock acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee are advised to seek appropriate professional advice as to how the relevant laws in his or her country of residence may apply to his or her personal situation.
If the Grantee is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers employment and/or residency to another country after the grant of the Award, or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to the Grantee in the same manner. The Grantee is advised to consult his or her personal advisor to determine the extent to which the notifications apply to the Grantee’s specific situation.

AUSTRALIA
Notifications
Securities Information. The offer is being made under Division 1A, Part 7.12 of the Corporations Act 2001 (Cth).
Exchange Control Notification. Exchange control reporting is required for inbound cash transactions exceeding A$10,000 and inbound international fund transfers of any amount. The Australian bank assisting with the transaction will file the report for the Grantee. If there is no Australian bank involved in the transfer, the Grantee will have to file the report.
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in the Tax Assessment Act).
AUSTRIA
Notifications
Exchange Control Information. If the Grantee holds shares of Stock obtained through the Plan outside Austria, the Grantee may be required to submit reports to the Austrian National Bank if certain thresholds are exceeded.
If the value of shares of Stock meets or exceeds a certain threshold, the Grantee must report the securities held on a quarterly basis to the Austrian National Bank as of the last day of the quarter, on or before the 15th day of the month following the end of the calendar quarter. Where the cash amounts held outside of Austria meets or exceeds a certain threshold, monthly reporting obligations apply as explained in the next paragraph.
If the Grantee sells shares of Stock, or receives any cash dividends, the Grantee may have exchange control obligations if the Grantee holds the cash proceeds outside of Austria. If the transaction volume of all the Grantee's accounts abroad meets or exceeds a certain threshold, the Grantee must report to the Austrian National Bank the movements and balances of all accounts on a monthly basis, as of the last day of the month, on or before the 15th day of the following month, on the prescribed forms.
BELGIUM
Notifications
Foreign Asset/Account Reporting Information. Belgian residents are required to report any securities (e.g., shares of Stock acquired under the Plan) or bank accounts (including brokerage accounts) held outside Belgium on their annual tax return. The first time the Grantee reports the foreign security and/or bank account on the Grantee’s annual income tax return, the Grantee will have to provide the National Bank of Belgium Central Contact Point with the account number, bank name and country in which any such account was opened in a separate form. This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption.
Annual Securities Accounts Tax. An annual securities accounts tax may be payable if the total value of securities held in a Belgian or federal securities account (e.g., shares of Stock acquired under the Plan) exceeds a certain threshold on four reference dates within the relevant reporting period (i.e., December 31, March 31, June 30 and September 30). In such case, the tax will be due on the value of the qualifying securities held in such account. The Grantee should consult with the Grantee’s personal tax advisor regarding the application of this tax.
CANADA
Terms and Conditions
Form of Delivery. Notwithstanding any discretion in the Plan or this Award, any Restricted Stock Units that vest will be paid in whole shares. For the avoidance of doubt, under no circumstances will the Restricted Stock Units covered by this Award be settled in cash.
Termination of Service Relationship. The following provision replaces the second paragraph of Section 4(b) of this Award:
By electronically enrolling in the Plan, the Grantee understands that unless otherwise provided in this Agreement or the Plan, in the event the Grantee ceases to provide Services to the Company or the Employer (for any reason whatsoever, whether or not later found to be invalid or in breach of local laws or the terms of the Grantee’s employment agreement, if any), unless otherwise determined by the Company or provided for in the Agreement, the Grantee’s right to participate in the Plan or vest in Restricted Stock Units, if any, will terminate effective as of the date the Grantee is no longer actively providing Services (the "Termination Date").
Unless explicitly required by applicable legislation, the Termination Date shall not include or be extended by any period during which notice, pay in lieu of notice, or any related payments or damages are provided or required to be provided under statute, contract, common law, civil law or otherwise. Unless otherwise explicitly provided in this Agreement or determined by the Committee, or explicitly required by applicable legislation, the Grantee's right to vest in the Restricted Stock Units under the Plan, if any, will terminate as of the Termination Date.
The Committee has the exclusive discretion to determine when the Grantee is no longer actively employed for purposes of participation in the Plan (including whether the Grantee may still be considered to be actively providing Services while on a leave of absence). If, notwithstanding the foregoing, applicable employment legislation explicitly requires continued vesting during a statutory notice period, the Grantee’s right to vest in the Restricted Stock Units, if any, will terminate effective as of the last date of the minimum statutory notice period, but the Grantee will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the Grantee’s statutory notice period, nor will the Grantee be entitled to any compensation for lost vesting.
Notifications

Securities Law Information. The Grantee will not be permitted to sell or otherwise dispose of the shares of Stock acquired under the Plan within Canada. The Grantee will only be permitted to sell or dispose of any shares of Stock if such sale or disposal takes place outside of Canada through the facilities of the Nasdaq Stock Market on which the shares of Stock are listed or through such other exchange on which the shares of Stock may be listed in the future.
FRANCE
Terms and Conditions
Tax Considerations. The Restricted Stock Units granted under this Award are not intended to be French tax-qualified Restricted Stock Units.
Consent to Receive Information in English. By accepting the Restricted Stock Units, the Grantee confirms having read and understood the documents related to the Restricted Stock Units (the Plan and this Award) which were provided in the English language. The Grantee accepts the terms of these documents accordingly.
Consentement Relatif a la Langue Utilisee. En acceptant l’attribution («Restricted Stock Units»), vouz confirmez avoir lu et compris les documents relatifs à les Restricted Stock Units (le Plan et le Contrat d’Attribution) qui ont été remis en anglais. Vous acceptez les termes de ces documents en connaissance de cause.
Notifications
Foreign Asset/Account Reporting Information. The Grantee understands that if the Grantee is a French resident, he or she may hold shares of Stock outside France, provided that the Grantee declare all foreign accounts, whether open, current or closed, on the Grantee’s annual income tax return. Failure to comply could trigger significant penalties.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €50,000 must be reported to the German Federal Bank (Bundesbank). If the Grantee makes or receives a payment in excess of this amount (including if the Grantee acquires shares of Stock with a value in excess of this amount or sells shares of Stock and receives proceeds in excess of this amount), and/or if the Company withholds or sells shares of Stock with a value in excess of this amount to cover Tax-Related Items, the Grantee must report the payment and/or the value of the shares of Stock withheld or sold to the Bundesbank. Such reports must be made either electronically using the “General Statistics Portal” (Allgemeine Meldeportal Statistik) which can be accessed via the Bundesbank’s website (www.bundesbank.de) or via such other method (e.g., by email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such timing as is permitted or required by Bundesbank. The Grantee is responsible for making this report, if applicable.

Foreign Asset/Account Reporting Information. If the Grantee’s acquisition of shares of Stock acquired under the Plan leads to a so-called qualified participation at any point during the calendar year, the Grantee may need to report the acquisition when the Grantee files his or her tax return for the relevant year. A qualified participation is attained if (i) the value of shares of Stock acquired exceeds €150,000 or (ii) in the unlikely event the Grantee holds shares of Stock exceeding 10% of the Company’s total common stock. However, if the shares of Stock are listed on a recognized U.S. stock exchange and the Grantee owns less than 1% of the Company, this requirement will not apply to the Grantee.
MALAYSIA
Notifications
Director Notification Obligation. Malaysian resident participants who are directors of a Malaysian Subsidiary or Affiliate are subject to certain notification requirements under the Malaysian Companies Act 2016. Among these requirements is an obligation to notify the Malaysian Subsidiary or Affiliate in writing when receiving or disposing of an interest (e.g., Restricted Stock Units, shares of Stock, etc.) in the Company or any related company. This notification must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Terms and Conditions
Acknowledgement of the Agreement. By accepting the Restricted Stock Units, the Grantee acknowledges that he or she has received a copy of the Plan and the Agreement, which the Grantee has reviewed. The Grantee further acknowledges that he or she accepts all the provisions of the Plan and the Agreement. The Grantee also acknowledge that he or she has read and specifically and expressly approves the terms and conditions set forth in “Nature of Grant” Section of the Agreement, which clearly provide as follows:
1.The Grantee’s participation in the Plan does not constitute an acquired right;
2.The Plan and the Grantee’s participation in it are offered by the Company on a wholly discretionary basis;
3.The Grantee shall not be considered to have any claim or entitlement to compensation or damages from the grant of the Restricted Stock Units or from the forfeiture of the Restricted Stock Units;
4.The Grantee’s participation in the Plan is voluntary; and
5.The Company and its Subsidiaries and Affiliates are not responsible for any decrease in the value of any shares of Stock acquired at vesting of the Restricted Stock Units.
Labor Law Acknowledgement and Policy Statement. By accepting the Restricted Stock Units, the Grantee acknowledges that the Company, with registered offices at 100 Nagog Park,

Acton, Massachusetts 01720, U.S.A, is solely responsible for the administration of the Plan. The Grantee further acknowledges that his or her participation in the Plan, the grant of Restricted Stock Units and any acquisition of shares of Stock under the Plan do not constitute an employment or other service relationship between the Grantee and the Company because the Grantee is participating in the Plan on a wholly commercial basis and the Grantee’s sole service recipient is Insulet Mexico, S. de R.L. de C.V. (“Insulet Mexico”). Based on the foregoing, the Grantee expressly acknowledges that the Plan and the benefits that the Grantee may derive from participation in the Plan do not establish any rights between the Grantee and Insulet Mexico, and do not form part of any employment conditions and/or benefits provided by Insulet Mexico, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Grantee’s continuous Service with Insulet Mexico.
The Grantee further understands that his or her participation in the Plan is the result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Grantee’s participation in the Plan at any time, without any liability to the Grantee.
Finally, the Grantee hereby declares that he or she does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and that the Grantee therefore grants a full and broad release to the Company, its Subsidiaries, Affiliates, branches, representation offices, shareholders, officers, agents and legal representatives, with respect to any claim that may arise.
Spanish Translation
Reconocimiento del Contrato. Al aceptar las Unidades de Acciones Restringidas, el Beneficiario reconoce que ha recibido una copia del Plan y del Contrato, los cuales que el Beneficiario ha revisado. Además, el Beneficiario reconoce que acepta todas las disposiciones del Plan y del Contrato. También, el Beneficiario reconoce que ha leído y que específica y expresamente aprueba de los términos y condiciones de la Sección “Naturaleza de la Concesión” del Contrato, que claramente dispone lo siguiente:
1.La participación del Beneficiario en el Plan no constituye un derecho adquirido;
2.El Plan y la participación del Beneficiario en el Plan se ofrecen por la Compañía de una manera totalmente discrecional;
3.El Beneficiario no tendrá ningún derecho o reclamación por compensación o daño derivado de la concesión de las Unidades de Acciones Restringidas o derivado de la pérdida de las Unidades de Acciones Restringidas;
4.La participación del Beneficiario en el Plan es voluntaria; y
5.La Compañía y sus Filiales y Afiliadas no son responsables por ninguna disminución del valor de las Acciones adquiridas cuando las Unidades de Acciones Restringidas se maduren.

Reconocimiento Ley Laboral y Declaración de la Política. Al aceptar las Unidades de Acciones Restringidas, el Beneficiario reconoce que la Compañía, con oficinas registradas en 100 Nagog Park, Acton, Massachusetts 01720, EE.UU., es únicamente responsable por la administración del Plan. Además, el Beneficiario reconoce que su participación en el Plan, la concesión de las Unidades de Acciones Restringidas y cualquier adquisición de Acciones de conformidad con el Plan no constituyen una relación laboral u otra relación de servicio entre el Beneficiario y la Compañía, ya que el Beneficiario está participando en el Plan sobre una base totalmente comercial y el único recipiente de servicio es Insulet Mexico, S. de R.L. de C.V. (“Insulet Mexico”). Derivado de lo anterior, el Beneficiario expresamente reconoce que el Plan y los beneficios que se podrían derivar al participar en el Plan no establecen ningún derecho entre el Beneficiario y Insulet Mexico, y que no forman parte de las condiciones de cualquier empleo y/o las prestaciones otorgadas por Insulet Mexico, y cualquier modificación del Plan o su terminación no constituirán un cambio o deterioro de los términos y condiciones del Servicio continuo del Beneficiario con Insulet Mexico.
Además, el Beneficiario entiende que su participación en el Plan se resulta de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o discontinuar la participación del Beneficiario en el Plan en cualquier momento, sin responsabilidad alguna hacia el Beneficiario.
Finalmente, en este acto el Beneficiario manifiesta que no se reserva acción o derecho alguno para interponer una reclamación o demanda en contra de la Compañía, por cualquier compensación o daño en relación con cualquier disposición del Plan o de los beneficios derivados del Plan, y, por lo tanto, el Beneficiario otorga un amplio y total finiquito a la Compañía, sus Filiales y Afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes y representantes legales con respecto a cualquier reclamación o demanda que pudiera surgir.
Notifications
Securities Law Information.  The Restricted Stock Units and any shares of Stock acquired under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico. In addition, the Plan, the Agreement and any other document relating to the Restricted Stock Units may not be publicly distributed in Mexico. These materials are addressed to the Grantee because of the Grantee’s existing relationship with the Company or its Subsidiaries or Affiliates and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities, but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Company or one of its Subsidiaries or Affiliates made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
NETHERLANDS
No country-specific considerations.

PORTUGAL
Terms and Conditions
Consent to Receive Information in English. The Grantee hereby expressly declares that the Grantee has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Agreement.
Conhecimento da Lingua. El Beneficiário, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo.
SINGAPORE
Notifications
Securities Law Information.  The grant of the Award is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act, under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares of Stock being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification requirement.  The directors of a Singapore Subsidiary or Affiliate are subject to certain notification requirements under the Singapore Companies Act. The directors must notify the Singapore Subsidiary or Affiliate in writing of an interest (e.g., Restricted Stock Units, shares of Stock, etc.) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon purchase of shares of Stock or when shares of Stock acquired under the Plan are subsequently sold), or (iii) becoming a director.
SWITZERLAND
Notifications
Securities Law Information. Neither this Agreement nor any other materials relating to the Restricted Stock Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority FINMA.
UNITED ARAB EMIRATES
Notifications

Securities Law Information. Participation in the Plan is being offered only to eligible employees and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Grantee does not understand the contents of the Plan or the Agreement, the Grantee should consult an authorized financial adviser.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM
Terms and Conditions
Form of Delivery. Notwithstanding any discretion in the Plan or this Award, any Restricted Stock Units that vest will be paid in whole shares. For the avoidance of doubt, under no circumstances will the Restricted Stock Units be settled in cash.
Tax Withholding.  The following supplements Section 7 of this Award:
Without limitation to Section 7 of this Award, the Grantee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or, if different, the Employer or by HM’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also agrees to indemnify and keep indemnified the Company and, if different, the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.
Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Grantee understands that he or she may not be able to indemnify the Company or the Employer for the amount of any Tax-Related Items not collected from or paid by him or her if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid by the Grantee, may constitute an additional benefit to him or her on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Grantee understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Employer (as appropriate) the amount of any employee NICs due on this additional benefit, which may also be recovered from the Grantee by any of the means referred to in Section 7 of this Award.
Joint Election. As a condition of participation in the Plan, the Grantee agrees to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the Award and any event giving rise to Tax-Related Items related to the

Grantee’s participation in the Plan (the “Employer NICs”). Without prejudice to the foregoing, if requested to do so by the Employer or the Company, the Grantee agrees to execute a joint election with the Company or the Employer, the form of such joint election having been approved formally by HMRC (the “Joint Election”), and any other required consent or election to accomplish the transfer of Employer NICs to the Grantee. The Grantee further agrees to execute such other joint elections as may be required between the Grantee and any successor to the Company or the Employer. The Grantee further agrees that the Company or the Employer may collect the Employer NICs from him or her by any of the means set forth in Section 7 of the Agreement.
If, having been requested to enter into a Joint Election by the Employer or the Company, the Grantee does not enter into the Joint Election or if approval of the Joint Election has been withdrawn by HMRC, the Company, in its sole discretion and without any liability to the Company or the Employer, may choose not to issue or deliver any shares of Stock to the Grantee under the Plan.